UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Flora Growth Corp. (together with its affiliates, "Flora") entered into a supply agreement, made as of October 31, 2024, by and between Flora and Northern Green Canada Inc. ("Northern Green"), an affiliate of Curaleaf Holdings, Inc. (together with its affiliates, "Curaleaf") (the "New Supply Agreement").

On October 28, 2024, Curaleaf sent a final version of the New Supply Agreement to Flora, which Curaleaf stated was "ready for signing."  On October 29, 2024, Flora signed and returned that version of the New Supply Agreement to Curaleaf. On October 31, 2024, Curaleaf requested additional changes from what Flora had understood to be the previously-agreed to version of the New Supply Agreement, which Flora had already signed and returned.  On October 31, 2024, Flora agreed to these additional changes and each party signed the New Supply Agreement.

Pursuant to the terms of the New Supply Agreement, Northern Green agreed to supply Flora with medicinal cannabis products, with Flora to distribute such products in the German market. The New Supply Agreement provides for a minimum purchase obligation and a minimum supply obligation on Flora and Northern Green, respectively, subject to certain terms and conditions. All product received by Flora under the New Supply Agreement must be used solely for medicinal purposes, and Flora cannot re-sell or otherwise transfer any product to a third party for non-medical use without the prior written consent of Northern Green. Among other means of termination specified in the New Supply Agreement, the New Supply Agreement may be terminated by Northern Green without cause with sixty (60) days' written notice to Flora. The New Supply Agreement is a limited transaction and is not a broader, ongoing commercial relationship with Curaleaf.

The New Supply Agreement replaces the existing cannabis supply agreement, by and between Terra Verde LDA ("LDA"), an affiliate of Curaleaf, and ACA Müller ADAG Pharma Vertriebs GmbH ("ACA Müller"), an affiliate of Flora, dated as of February 18, 2020 (the "2020 Supply Agreement"), which provided for the supply of medicinal cannabis products by LDA to ACA Müller, with ACA Müller to distribute such products in the German market.

The The foregoing description of the New Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the New Supply Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein with limited redactions to remove confidential business terms.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 1.02.

In connection with the entry into the New Supply Agreement, on October 28, 2024, Flora, Northern Green, ACA Müller and Curaleaf Portugal LDA, an affiliate of Curaleaf, entered into a deed of termination, settlement and release (the "Termination Agreement"), which terminated the 2020 Supply Agreement. The Termination Agreement is subject to certain terms and conditions, including, among other things, that Northern Green and Flora must have entered into the New Supply Agreement no later than October 31, 2024. The respective rights and obligations of each party under the 2020 Supply Agreement that survive termination pursuant to the terms and conditions set forth in the Termination Agreement shall continue.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Supply Agreement, by and between Northern Green Canada Inc. and Flora Growth Corp., made as of October 31, 2024.
10.2	Deed of termination, settlement and release in respect of the supply agreement, by and among Flora Growth Corp., Northern Green Canada Inc., ACA Müller ADAG Pharma Vertriebs GmbH and Curaleaf Portugal LDA, dated as of October 28, 2024.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: November 1, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer